SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ]   Confidential; for use

[X]   Definitive Proxy Statement                   of the Commission Only

[ ]   Definitive Additional Materials              (as permitted by Rule
[ ]   Soliciting Material Pursuant to              14a-6(e)(2))
      Rule 14a-11 or Rule 14a-12

                            4KIDS ENTERTAINMENT, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

                            4KIDS ENTERTAINMENT, INC.
                           1414 Avenue of the Americas
                            New York, New York 10019

--------------------------------------------------------------------------------

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1999

--------------------------------------------------------------------------------

To the Shareholders of
4KIDS ENTERTAINMENT, INC.

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of 4KIDS ENTERTAINMENT, INC. (the "Company"), a New York corporation, will be held at Chase Manhattan Worldwide Headquarters, 270 Park Avenue, New York, New York 10017 Conference Room C, on Thursday, April 29, 1999 at 11:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the Company's 1999 Stock Option Plan;

     3. To consider and act upon a proposal to amend the Certificate of Incorporation to change the Company's authorized common stock to 20,000,000 shares having par value of $.01 per share;

     4. To consider and act upon a proposal to approve the selection of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1999;

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                    By order of the Board of Directors.

                               ALFRED R. KAHN
                           Chairman of the Board

New York, New York
April 5, 1999

--------------------------------------------------------------------------------

                                    IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                            4KIDS ENTERTAINMENT, INC.
                           1414 Avenue of the Americas
                            New York, New York 10019

--------------------------------------------------------------------------------

                          P R O X Y  S T A T E M E N T

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held April 29, 1999

--------------------------------------------------------------------------------

                                                                   April 5, 1999

     The enclosed proxy is solicited by the Board of Directors of 4Kids Entertainment, Inc., a New York corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at Chase Manhattan Worldwide Headquarters, 270 Park Avenue, New York, New York 10017 Conference Room C on Thursday, April 29, 1999, at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the three nominees listed below to serve until the next annual meeting of shareholders; (ii) approval of the Company's 1999 Stock Option Plan;
(iii) the amendment to the Certificate of Incorporation to change the authorized common stock of the Company to 20,000,000 shares; and (iv) approval of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The record date with respect to this solicitation is the close of business on March 26, 1999 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 1414 Avenue of the Americas, New York, New York 10019, and its telephone number is (212) 758-7666. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. The proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about April 5, 1999.

                               OUTSTANDING SHARES

     The number of outstanding shares entitled to vote at the meeting is 3,351,435 common shares, par value $.01 per share, each of which is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of one-third of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the approval of the election as directors of the three nominees listed below. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the Company's 1999 Stock Option Plan and the amendment to the Certificate of Incorporation. Votes shall be counted by one or more employees of the Company's Transfer Agent who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                              ELECTION OF DIRECTORS

     The three persons named below, who are currently the entire Board of Directors, have been nominated for election to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

     Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

                                                      Number
                                                    of Shares
   Name                                            Beneficially        Percent
   and          Positions with       Director       Owned as of          of
   Age           the Company          Since        March 20, 1999       Class
   ----         --------------       --------      --------------      ------

Alfred R. ....  Chairman of the        1987            939,000(1)        24.0
Kahn, 52        Board (Chief
                Executive
                Officer)
                and Director

Robert Dunn ..  Director               1998          1,070,167(2)        27.2
Glick, 63

Gerald .......  Director               1991            204,896(3)        5.8
Rissman, 78

----------
(1) Includes 352,000 shares owned by Mr. Kahn, 2,000 shares owned by Mr. Kahn's wife, 5,000 shares held by Mr. Kahn for the benefit of his minor daughter under the NY/UGMA, currently exercisable options to acquire 565,000 shares, and 15,000 shares owned by Mr. Kahn's three adult children with respect to which Mr. Kahn disclaims beneficial ownership.

(2) Includes 2,000 shares owned by Mr. Glick, currently exercisable options to aquire 12,500 shares,116,667 shares owned by a trust of which Mr. Glick is the sole trustee and 939,000 shares beneficially owned by Mr. Kahn over which the Liquidating Trust for Lion Holdings, Inc. has the sole power to vote pursuant to an Irrevocable Proxy executed by Mr. Kahn and of which Mr. Glick is the sole trustee.

(3) Mr. Gerald Rissman has the right to acquire the number of shares shown pursuant to currently exercisable stock options.

     Mr. Alfred R. Kahn has been Chairman (Chief Executive Officer) of the Company since March 1991. Mr. Kahn was Vice Chairman of the Company from July 1987 until he became Chairman.


     Mr. Robert Dunn Glick has been a practicing attorney and partner in the law firm of Schwartz, Cooper, Greenberger & Krauss for more than five years.


      Mr. Gerald Rissman serves as a consultant in the electronics industry.


     The Liquidating Trust for Lion Holdings, Inc. ("Lion") (successor in interest Tiger Electronics, Inc.), Mr. Kahn and Mr. Randy Rissman, President of Lion's predecessor, Tiger Electronics, Inc. and a member of the Board of Directors of the Company until his resignation on March 4, 1998, have agreed to use their best efforts to cause the Board of Directors to consist of three persons, two recommended by Lion and one recommended by Mr. Kahn. If Lion sells any of its shares of the Company's Common Stock, Lion, Mr. Kahn and Mr. Randy Rissman will use their best efforts to cause a majority of the Board of Directors to consist of persons recommended by Mr. Kahn.


Meetings and Committees of the Board of Directors.

     The Board of Directors of the Company met four times during the fiscal year which ended on December 31, 1998. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves.


     The Company has an Audit Committee which consists of Mr. Robert Dunn Glick and Mr. Gerald Rissman. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit

Committee also recommends to the Board the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. Although the Audit Committee did not formally meet during fiscal 1998, Messrs. Glick and Rissman informally discussed these matters during the course of the fiscal year. The Company also has a Compensation Committee, the members of which are Mr. Robert Dunn Glick and Mr. Gerald Rissman. Subject to existing contractual obligations, the Compensation Committee is responsible for setting and administering the policies which govern annual and long-term compensation for the Company's executives. The Compensation Committee is also empowered to grant Stock Options pursuant to the Company's Stock Option Plans and to administer such Plans. The Compensation Committee met one time during fiscal 1998.


      The Company does not have a nominating committee.

Other Executive Officers.

     In addition to Mr. Kahn, the Company has four other executive officers, Joseph P. Garrity, Sheldon Hirsch, Thomas Kenney and Norman Grossfeld. Mr. Garrity has been the Chief Financial Officer since joining the Company in June 1991. In October 1994 he became Executive Vice President (Chief Operating Officer). For more than five years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP. Sheldon Hirsch has been Chief Executive Officer of The Summit Media Group, Inc. ("Summit Media"), the Company's media buying, planning and television syndication subsidiary, since November 1992. For three years prior to such time, Mr. Hirsch was President of Sachs Family Entertainment, a television program distribution company. Thomas Kenney has been President of Summit Media since February 1993. For five years prior to such time Mr. Kenney served as Senior Vice President - Advertising at Tiger Electronics Inc. Norman Grossfeld has been President of 4Kids Productions, Inc., the Company's television and home video production subsidiary, since February 1994. For two years prior to such time he was President of Gold Coast Television
Entertainment. Prior to such time he served as Coordinating Director for NBC Sports from 1991 through 1992, and as Producer/Director for Television Programming Enterprises from 1988-1991.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The following table sets forth compensation paid to the Company's Chief Executive Officer and the three most highly compensated executive officers for the three fiscal years ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE
                                                                     Long-Term
                                                                   Compensation
                                     Annual Compensation               Award
Name and                     ---------------------------------     Stock Options
Principal Position           Year    Salary ($)      Bonus ($)        (Shares)
------------------           ----    ----------      ---------       ---------

Alfred R. Kahn               1998      $395,000       $556,917         65,000
 Chairman of the Board       1997      $395,000       $177,563        100,000
                             1996      $395,000          -0-          100,000

Joseph P. Garrity            1998       250,000        111,383         59,500
  EVP,COO & CFO              1997       215,000        35,512          65,000
                             1996       200,000          -0-           15,000

Sheldon Hirsch, Chief        1998       250,000        78,976          35,000
  Executive Officer,         1997       250,000       108,212          55,000
  Summit Media               1996       250,000        46,462          10,000

Thomas Kenney, President     1998       250,000        78,976          35,000
  Summit Media               1997       225,000       108,212          55,000
                             1996       225,000         6,462          10,000

------------------

     The following table sets forth information concerning the grants of stock options made during fiscal 1998:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                     Annual Rates of
                                                                                       Stock Price
                                                                                      Appreciation
                            Individual Grants                                       for Option Term (1)
-------------------------------------------------------------------------------    --------------------
                                     % of Total         Exercise
                    Number of      Options Granted       or Base
                     Options       to Employees in        Price      Expiration
Name                 Granted         Fiscal Year       ($/Sh) (2)       Date         5%         10%
----                 --------       -------------      ----------      ------       ---        ----

Alfred R. Kahn       65,000 (3)          20%              $2.75-     1/08,11/08   $215,592    $546,354
                                                         9.3125

Joseph Garrity       59,500              19%              $2.75-     1/03,11/03    $90,533    $200,056
                                                         9.3125

Sheldon Hirsch       35,000              11%              $2.75-     1/03,11/03    $44,722     $98,825
                                                         9.3125

Thomas Kenney        35,000              11%              $2.75-     1/03,11/03    $44,722     $98,825
                                                         9.3125

(1) The Company used such method as it is one of the alternative methods of option valuation suggested by the Securities and Exchange Commission's rules on executive compensation disclosure. The Company does not advocate or necessarily agree that such method can properly determine the value of an option.

(2) Based upon the fair market value of the Company's Common Stock on the date of grant.

(3)   All such options are currently exercisable.

Option Exercises and Fiscal Year End Option Values

     The following table sets forth the number of options exercised and dollar value realized for such exercises and fiscal year end value of unexercised options:


                                                       Number of
                                                      Unexercised         Value of Unexer-
                          Shares        Value          Options at        cised In-the-Money
                        Acquired on    Realized       December 31,      Options at December
Name                   Exercise (#)      ($)            1998(1)             31, 1998 (2)
----                   ------------     -----          ---------            ------------
Alfred R. Kahn              -0-          -0-            565,000              $3,252,500
Joseph P. Garrity           -0-          -0-            174,500               1,242,781
Sheldon Hirsch            20,000       100,450          115,000                 873,438
Thomas Kenney             10,000        75,462          125,000                 950,313

--------------
(1)  All options are currently exercisable.

(2) Calculation based upon the average of the high and low prices of the Company's Common Stock on Nasdaq on December 31, 1998 of $10.3125 per share.

Compensation of Directors.


     No director of the Company receives any cash compensation for his services as such. Currently, the Company has two directors who are not employees, Messrs. Glick and Rissman (the "Non-Employee Directors"). Pursuant to the Company's 1994 Stock Option Plan, on January 22, 1997 Mr. Rissman was granted options to purchase 50,000 shares at a purchase price of $1.375. On January 2, 1998, Mr. Rissman was granted options to purchase 20,000 shares at a purchase price of $2.375. On November 13, 1998, the Non-Employee Directors were each granted options to purchase 12,500 shares at a purchase price of $9.3125. In addition, on November 13, 1998 options to purchase 50,000 shares at an exercise price of $10.25 which were granted to Mr. Rissman on January 1, 1994 were re-priced to $9.3125. All suchoptions were granted at the fair market value on the date of grant, are currently exercisable in full and terminate ten years from the date of grant.

     In March  1999,  the  Company  purchased  an  aggregate  of  $5,000,000  of
insurance  from  National  Union  Fire  Insurance   Company  of  Pittsburgh  for
indemnification of all of its directors and officers at a cost of $49,500.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     Mr. Kahn has an employment agreement with the Company pursuant to which he receives a fixed salary of $395,000 per year plus an annual bonus equal to 10% of the Company's Income Before Income Tax Provision as stated on the Company's financial statements in its annual report on Form 10-K. The agreement expires on March 31, 2003. The agreement also provides that for a period of six months after termination of employment, Mr. Kahn will not "compete" with the Company. Under the employment agreement, if Mr. Kahn is terminated without cause, he will be entitled to receive a payment equal to 2.99 times his average annual compensation paid by the Company (including bonuses, if any) during the five years preceding the date of termination ("Severance Payment"). If a majority of the directors of the Company consists of individuals who have not been recommended by either Lion or Mr. Kahn (a "Change of Control"), Mr. Kahn can terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive the Severance Payment.

     Mr. Garrity has an employment agreement with the Company which currently provides for an annual salary of $250,000 (the "Fixed Salary") plus an annual bonus equal to 2% of the Company's Income Before Income Tax Provision as stated on the Company's financial statements in it's Annual Report on Form 10- K. The agreement expires December 31, 2000. The agreement may be terminated by the Company in the event of Mr. Garrity's disability or for cause. If during the term of Mr. Garrity's agreement there shall occur a Change of Control, Mr. Garrity can terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive a payment equal to the Fixed Salary remaining to be paid for the year during which such termination occurs.

     Mr. Grossfeld has an agreement with 4Kids Productions which currently provides for an annual salary of $250,000 (the "Fixed Salary") plus an annual bonus equal to 10% of 4Kids Productions Income Before Income Tax Provision as stated on 4Kids Productions books and records.

     Each of Mr. Hirsch and Mr. Kenney has an employment agreement with Summit Media for the period January 1, 1995 through December 31, 2000. Mr. Hirsch and Mr. Kenney's agreements currently provide for an annual salary of $250,000(the "Fixed Salary"). Each agreement currently provides for an annual bonus equal to 6% of Summit Media's Income Before Income Tax Provision as stated on Summit Media's books and records. The agreements automatically renew on a year-to-year basis unless terminated by either party at least 90 days prior to December 31, 2000. The respective agreements may be terminated by the Company in the event of either of Mr. Hirsch's or Mr. Kenney's respective disability or for cause. If during the term of the agreements there shall occur a Change of Control, each of Mr. Hirsch and Mr. Kenney can terminate his respective agreement within six months of such Change of Control, in which event he would be entitled to receive a payment equal to the Fixed Salary remaining to be paid for the year during which such termination occurs.

Compensation Committee Interlocks and Insider Participation.


     As described in "Election of Directors - Meetings and Committees of the Board of Directors" above, the Company has a Compensation Committee, the members of which are Messrs. Glick and Rissman. Neither of such individuals has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal 1998, no executive officers of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors of the Company.


Report on Executive Compensation.

     Subject to existing contractual obligations, the Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policy. In general, the Company's executive compensation policy is to attract and retain high performing executives and to motivate and reward such executives based on overall corporate and individual performance, and the creation of shareholder value.

     For 1998, the compensation of the Company's executive officers was composed primarily of salaries and stock options. Salary ranges for the Company's executive officers are established with reference to the competitive marketplace for equivalent job levels. Each executive officer's base salary is set based on the level and scope of responsibility within the Company and individual performance. Salaries are reviewed annually by the Compensation Committee either formally or informally.

     Stock options are intended to strengthen the mutuality of interest of executive officers and the Company's shareholders in maximizing long-term shareholder value. The Company's Compensation Committee is responsible for granting stock options to the executive officers pursuant to the Company's stock option plans. Grants of stock options are made from time to time to the executive officers based on the Company's overall performance and the individual performance of each executive officer. In addition, pursuant to the Company's 1994 Stock Option Plan and 1985 Stock Option Plan (each of which was approved by the Company's shareholders at the 1994 and 1985 Annual Meetings of Shareholders, respectively), stock options to acquire 100,000 shares of the Company were granted in January 1997 to Mr. Kahn at an exercise price of $1.375 per share, the fair market value of the shares on the date of grant. On January 2, 1998, stock options to acquire 40,000 shares were granted pursuant to the Company's
(i) 1992 Stock Option Plan (which was approved at the 1992 Annual Meeting of Shareholders) and (ii) 1998 Stock Option Plan. On November 13, 1998, options to acquire 25,000 shares were granted at an exercise price of $9.3125, the fair market value on the date of grant. Such options were granted pursuant to the 1998 Stock Option Plan. In addition, on November 13, 1998 options to purchase 100,000 shares at an exercise price of $10.25 which were granted to Mr. Kahn on January 1, 1994 were re-priced to $9.3125.

Basis for the Compensation of the CEO.

     The Company has an employment agreement with Mr. Kahn pursuant to which he receives a fixed salary of $395,000 per year and an annual during the term of the agreement, which expires in 2003. The Company believes that Mr. Kahn's base salary, which has remained unchanged since 1991, is reasonable and no more generous to him than base salaries paid to other similarly situated chief executive officers.

     In addition to cash compensation, Mr. Kahn is also eligible to receive stock options pursuant to the Company's stock option plans. On January 1, 1997, Mr. Kahn was granted an option to purchase 100,000 shares at an exercise price of $1.375. On January 2, 1998, Mr. Kahn was granted options to purchase 40,000 shares at an exercise price of $2.375. On November 13, 1998, Mr. Kahn was granted options to purchase 25,000 shares at an exercise price of $9.3125. In addition, on November 13, 1998 options to purchase 100,000 shares at an exercise price of $10.25 which were granted to Mr. Kahn on January 1, 1994 were re-priced to $9.3125. The purpose of such stock option grants was to provide Mr. Kahn with a further inducement to contribute to the long-term growth and development of the business of the Company. Consequently, during the terms of such options, Mr. Kahn will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the Company's common stock. The market price for the Company's common stock on March 19, 1999 was $28.50.

                                                          Compensation Committee

                                                          Robert Dunn Glick

                                                          Gerald Rissman

Performance Graph.

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Company's common stock against the cumulative total return of the Nasdaq U.S. Market Index and the Nasdaq Non-Financial Index for the past five fiscal years.

[The following information was depicted as a line graph in the printed material]


                        4KIDS PERFORMANCE CHART RAW DATA
                                      1998

                     Year        4Kids       Nasdaq      NonFin
                     ----        -----       ------      ------
                     1992          100         100         100
                     1993          179         115         115
                     1994           62         112         111
                     1995           43         159         155
                     1996           17         195         188
                     1997           47         239         221
                     1998          187         337         323

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 19, 1999, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.

                                                                Percent
                                  Number of Shares                of
Name and Address (1)             Beneficially Owned              Class
--------------------             ------------------              -----
Randy Rissman .............           233,333                     7.0%

Alfred R. Kahn ............           939,000 (2)                 24.0%

Robert Dunn Glick .........         1,070,167 (6)                 27.2%

The Liquidating Trust .....           939,000 (3)                 24.0%
for
Lion Holdings, Inc.

Gerald Rissman ............           204,896 (5)                  5.8%

All directors and .........         1,736,763 (4)                 37.8%
officers as a group
(7 persons)


(1) The address for Mr. Randy Rissman is 980 Woodlands Parkway, Vernon Hills, Illinois 60061; the address for Mr. Glick and The Liquidating Trust for Lion Holding, Inc. is 180 North LaSalle Street, Chicago, Illinois 60601 and the address for Messrs. Kahn and Rissman is 1414 Avenue of the Americas, New York, New York 10019.


(2) Includes 352,000 shares owned by Mr. Kahn, 2,000 shares owned by Mr. Kahn's wife, 5,000 shares held by Mr. Kahn for the benefit of his minor daughter under the NY/UGMA, currently exercisable options to acquire 565,000 shares, and 15,000 shares owned by Mr. Kahn's three adult children with respect to which Mr. Kahn disclaims beneficial ownership.


(3) Includes (i) Mr. Kahn's currently exercisable options to acquire 565,000 shares, over which Lion would have the sole power to vote if exercised by Mr. Kahn, pursuant to an Irrevocable Proxy dated as of March 11, 1991 (the "Irrevocable Proxy"), and (ii) 374,000 shares owned by Mr. Kahn and his family which Lion has the sole power to vote pursuant to the Irrevocable Proxy.


(4) Includes 461,700 shares which four executive officers have the right to acquire pursuant to stock options, 439,200 of such options are currently exercisable.

(5) Mr. Gerald Rissman has the right to acquire the number of shares shown pursuant to currently exercisable stock options.


(6) Includes 2,000 shares owned by Mr. Glick, currently exercisable options to aquire 12,500 shares,116,667 shares owned by a trust of which Mr. Glick is the sole trustee and 939,000 shares beneficially owned by Mr. Kahn over which the Lion has the sole power to vote pursuant to an Irrevocable Proxy executed by Mr. Kahn and of which Mr. Glick is the sole trustee.

     Mr. Kahn has, from time to time, borrowed a total of $711,582 from Lion, the sucessor in interest to Tiger Electronics, Inc. in connection with three purchases of a total of 191,426 shares. As of March 20, 1999, the outstanding principal balance of such loans was approximately $247,600. The loans were partially due in 1997 with the balance due in April, 1999 and bear interest on part at the rate of 8% per annum and on the balance at 1% over prime rate, payable annually. Mr. Kahn has agreed that he will use 40% of his annual performance bonuses, if any, toward the repayment of his indebtedness to Lion.


     Lion, Mr. Randy Rissman and Mr. Kahn are parties to an agreement which provides that neither Lion nor Mr. Kahn nor any of their respective affiliates, shall directly or indirectly acquire any other shares of the Company without the consent of Mr. Kahn or Lion, as the case may be. In the event Lion desires to sell any of its shares, it shall first provide Mr. Kahn an opportunity to purchase the shares subject to such offer on the same terms and conditions. In the event Mr. Kahn desires to sell any of his shares, he must provide Lion the right to sell a proportional number of shares on the same terms and conditions. In the event Mr. Kahn shall terminate his employment with the Company, Lion shall have the right to buy all of Mr. Kahn's shares at the lower of a specified price or the market value prior to such termination, unless Mr. Kahn shall concurrently sell his shares as set forth above.

                         PROPOSED 1999 STOCK OPTION PLAN

     There is being submitted to the shareholders for approval at the Annual Meeting, the 4Kids Entertainment, Inc. 1999 Stock Option Plan (the "1999 Plan") which authorizes the issuance not later than December 31, 2009 of options to purchase up to 165,000 of the Company's common shares. The 1999 Plan was approved by the Board of Directors at a meeting held on November 13, 1998 subject to shareholder approval.

     The Board of Directors believes that the Company and its shareholders have benefitted from the grant of stock options in the past and that similar benefits will result from the adoption of the 1999 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis.

     All stock options granted under the 1999 Plan will be exercisable at such time or times and in such installments, if any, as the Company's Compensation Committee or the Board of Directors may determine and expire no more than ten years from the date of grant. The exercise price of the stock option will be the fair market value of the Company's common shares on the date prior to the date of grant and must be paid in cash or in stock of the Company valued at its then fair market value. The market value of the Company's shares at March 20, 1999 was $28.50. Options are non-transferable except by will or by the laws of descent and distribution. Each option to be granted under the 1999 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

     Options granted under the 1999 Plan terminate three months after the optionee's relationship with the Company is terminated except if termination is by reason of death or disability. In such event the option terminates six months after the optionee's death or termination of employment by reason of disability.

     Upon the issuance of any shares pursuant to the exercise of a stock option granted under the 1999 Plan, the Company may pay an optionee a supplemental cash award, the primary purpose of which is to assist the optionee in paying any income tax which may be payable upon the exercise of such stock option. This award will be the smaller of (i) 65% of the difference between the aggregate fair market value of the shares issued on the exercise and the option price paid by the optionee or (ii) 90% of the option exercise price paid by the optionee.

     The Board of Directors has a limited right to modify or amend the 1999 Plan which does not include the right to increase the number of shares which is available for the grant of options.

     During the term of the 1999 Plan, eligible employees of the Company will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the other shareholders of the Company. The grant and exercise of the options also may affect the Company's ability to obtain additional capital during the term of any options.

     The 1999 Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee currently consists of Messrs. Robert Glick and Gerald Rissman, neither of whom are employees of the Company.

     The Board of Directors is recommending the adoption of the 1999 Plan. The description of the proposed 1999 Plan set forth above is qualified in its entirety by reference to the text of the 1999 Plan as set forth in Exhibit A.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 1998 Plan based upon the current provisions of the Internal Revenue Code.

     An option holder who exercises a stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be their fair market value on the date of exercise, and when he disposes of the shares he will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     The exercise of an option by the exchange of common shares already owned by the optionee generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used. The Internal Revenue Service has ruled that (i) a number of shares of the stock received equal to the number of shares surrendered will have the same basis as the shares surrendered and (ii) the remaining shares received will have a basis equal to their fair market value on the date of exercise (the sum of the option price and the compensation income recognized upon exercise). For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

     Whenever under the 1999 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

     There is being submitted to the shareholders for approval at the 1999 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common stock of the Company, par value $.01, from 10,000,000 to 20,000,000. On March 16, 1999, there were 3,351,435 shares of common stock outstanding.

     In connection with its Stock Option Plans at December 31, 1998, the Company has reserved 1,653,096 shares of common stock for issuance. The Company has also reserved 165,000 shares of common stock to be issued under the 1999 Plan. The increase in authorized shares is not necessary to provide shares for the 1999 Stock Option Plan.

     Authorized but unreserved shares at December 31, 1998 are 5,284,169. If the proposal to change the Company's authorized common stock is approved by the shareholders, the Company will have 15,284,169 shares authorized but unreserved.

     Although the Company has no current plans to issue any shares to be authorized under this proposal, the increase in capital stock will provide the Company's Board of Directors with the ability to use the Company's stock to respond to developments in the Company's business, including possible financing and acquisition transactions and general corporate purposes. While the increase in authorized Common Stock will not change substantially the rights of holders of the Corporation's Common Stock, issuance of shares in future transactions may have a dilutive effect.

     The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of the Company; however, the Board has no present intention of issuing any shares of common stock for such purposes and this proposal is not being recommended in response to any specific effort to obtain control of the Company of which the Company is aware.

     The Board of Directors is recommending such increase.

                              SELECTION OF AUDITORS

     The Company's financial statements for the past several fiscal years were examined by Deloitte & Touche LLP, independent public accountants. On November 13, 1998, the Board of Directors voted to propose and recommend the selection of Deloitte & Touche LLP as independent auditors to examine its financial statements for the fiscal year ending December 31, 1999.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                              SHAREHOLDER PROPOSALS

     Proposals by any shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than October 15, 1999.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. Georgeson & Co. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. The Company will pay that firm approximately $6,000 for its services and reimburse its out-of-pocket expenses.

                                           By Order of the Board of Directors,



                                                       Alfred R. Kahn
                                                   Chairman of the Board

                                                                       Exhibit A

                            4KIDS ENTERTAINMENT, INC.
                             1999 STOCK OPTION PLAN


     1. Purpose of Plan. This 1999 Stock Option Plan (the "Plan") is designed to assist 4Kids Entertainment, Inc. (the "Company") in attracting and retaining the services of employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

     2. Legal Compliance. It is the intent of the Plan that all options granted under it shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

          "Committee" means the committee referred to in Section 5 hereof.

          "Common Stock" means the Common Stock of the Company, par value $.01 per share.

          "Designated Beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

          "Fair market value" means the average of the high and low prices on the over-the-counter market on the last day on which the Company's shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by the National Association of Security Dealers Automated Quotation System ("NASDAQ"), or NASDAQ's Successor, or if not reported on NASDAQ, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

          "Non-Employee  Directors"  means  Non-Employee  Director as defined in
     Rule  16b-3(b)(3),   or  any  successor  provision  promulgated  under  the
     Securities Exchange Act of 1934.

          "Stock Options" means any stock options granted to an optionee under the Plan.

          "Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

     4. Stock Options: Stock Subject to Plan. The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 165,000 shares, subject to adjustment as provided in Section 8 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new options.

     5. Administration.

     (a) The Plan shall be administered by a Stock Option Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee." The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     (b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

          (i) prescribe, amend and rescind rules and regulations relating to the Plan;

          (ii) interpret the Plan and the respective Stock Options; and

          (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

     (c) The provisions of this Section 5 shall survive any termination of the Plan.

     6. Terms and Exercise of Stock Option.

     (a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date" of the option.

     (b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

     (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however , that an optionee at his or her discretion may, in lieu of cash payment, to the Company, deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option or (ii) request that the Company withhold, from the number at shares of Common stock that may otherwise be obtained upon the exercise of the Stock Option, that number of shares having an aggregate fair market value equal to the Stock Option exercise price. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 6(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

     (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

     (e) Upon the issuance of any shares pursuant to the exercise of a Stock Option, the Company may pay an optionee a supplemental cash award, the primary purpose of which is to assist the optionee in paying any income tax which may be payable upon the exercise of such Stock Option. This award shall be the lesser of (i) 65% of the difference between the aggregate fair market value of the shares issued on the exercise and the option price paid by the optionee or (ii) 90% of the Stock Option exercise price paid by the optionee.

     7. Other Stock Option Conditions.

     (a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

     (b) Unless otherwise determined by the Committee, in the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), his or her option and all rights thereunder shall be exercisable by the optionee at any time within three months thereafter but in no event later than the termination date of his or her Stock Option. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), his or her Stock Option and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment - but in no event later than the termination date of his Stock Option.

     (c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, his or her Stock Option may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent arid distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

     (d) In the event a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company at any time for any reason, his option and all rights thereunder shall be exercisable by him at any time within one year thereafter, but in no event later than the termination date of his option. If a Non-Employee Director shall die while serving as a director of the Company, his Stock Option may be exercised by his designated beneficiary or beneficiaries (or, if none have been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option.

     (e) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

     (f) Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

     (g) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

     8. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be binding and conclusive.

     9. Amendment and Termination.

     (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after December 31, 2009. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 8); (ii) permit the grant of options to anyone other than the employees, Non-Employee Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 8); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 6(c) of the Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

     (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company may give written notice to the holder of any Stock Option that his or her Stock Option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may, not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period.

     10. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of one share of the optioned Common Stock on the date on which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value on the date of grant. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date on which the NQO is granted, as determined by the Committee.

     11. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

     12. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

     13. Effective Date of the Plan; Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 1999.

     14. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

     15. Government Regulations, Registrations and Listing of Stock.

     (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

     (b) The Company may in its discretion require whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issuable upon exercise of any stock option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such stock option; the company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act

     (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                                                                       Exhibit B

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                            4KIDS ENTERTAINMENT, INC.


                - - - - - - - - - - - - - - - - - - - - - - - - -
                Under Section 805 of the Business Corporation Law
                - - - - - - - - - - - - - - - - - - - - - - - - -

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned Executive Vice President and Secretary, respectively, of 4Kids Entertainment, Inc., hereby certify:

     FIRST: The name of the Corporation is 4Kids Entertainment, INC.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on April 28, 1970 under the original name of American Leisure Industries, Inc.

     THIRD: The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the number of shares of authorized common stock of the corporation.

     FOURTH: To accomplish the foregoing amendment, the first sentence of Article FOURTH of the Certificate of Incorporation of the Corporation, relating to the name of the Corporation, is hereby amended to read as follows:

          "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Twenty-Three Million (23,000,000) shares divided into two classes of which Twenty Million (20,000,000) shares shall be designated as Common Stock, $.01 par value per share and Three Million (3,000,000) shares shall be designated as Preferred Stock, $.01 par value per share.

     FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of the Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on the said amendment of the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Date:  April 29, 1999

                                       By _____________________________
                                            Alfred R. Kahn, Chairman



                                       By _____________________________
                                          Joseph P. Garrity, Executive
                                           Vice President, Secretary

                            4KIDS ENTERTAINMENT, INC.

                                      PROXY

           Annual Meeting of Shareholders -- Thursday, April 29, 1999.


     The undersigned shareholder of 4Kids Entertainment, Inc. (the "Company") hereby appoints Alfred R. Kahn, the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on March 26, 1999 at the Annual Meeting of Shareholders of the Company to be held at Chase Manhattan Worldwide Headquarters, 270 Park Avenue, New York, New York 10017, Conference Room C, at 11:00 a.m., local time, on Thursday, April 29, 1999, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.


Please mark boxes / / or /x/ in blue or black ink.

1. Election of Directors.

FOR all nominees  / /

WITHHOLD authority only for those nominees whose name(s) I have stricken below / /

WITHHOLD authority for ALL nominees  / /


Nominees for Director are:  Alfred R. Kahn, Robert Dunn Glick and
Gerald Rissman.


2. Proposal to approve the Company's 1999 Stock Option Plan.

       For  / /        Against  / /        Abstain  / /

3. Proposal to amend the Certificate of Incorporation to change the authorized common stock to 20,000,000 shares, par value $.01.

       For  / /        Against  / /        Abstain  / /

4. Proposal to approve the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

       For  / /        Against  / /        Abstain  / /

                 (Continued, and to be signed on reverse side)

                          (Continued from other side)

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

                                           SIGNATURE(S) should be exactly
                                           as name or names appear on this
                                           proxy.  If stock is held jointly,
                                           each holder should sign.  If
                                           signing is by attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title.


                                           Dated ________________________, 1999

                                           _____________________________________
                                                        Signature

                                           _____________________________________
                                                        Print Name

                                           _____________________________________
                                                        Signature

                                           _____________________________________
                                                        Print Name

  [Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]